Exhibit 24.1

POWER OF ATTORNEY

Know All Persons By These Presents:

That each person whose signature appears below, as a director or officer of Stereotaxis, Inc., a Delaware corporation (the “Company”), does hereby make, constitute and appoint William C. Mills III, Martin C. Stammer and Karen W. Duros, and each or any one of them, his or her true and lawful attorney-in-fact and agent for the undersigned, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute and sign any and all registration statements on Form S-8 covering the registration of securities of the Company to be issued under the Stereotaxis, Inc. 2012 Stock Incentive Plan, as amended, and any and all amendments (including post-effective amendments) to such registration statements, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

In Witness Whereof, this Power of Attorney has been signed by the following persons in the capacities effective as of the 29th day of July, 2016.

Signature	Title(s)

/s/ William C. Mills III William C. Mills III	Chairman and Chief Executive Officer (principal executive officer)

/s/ Martin C. Stammer Martin C. Stammer	Chief Financial Officer (principal financial officer and principal accounting officer)

/s/ David W. Benfer David W. Benfer	Director

/s/ Duane DeSisto Duane DeSisto	Director

/s/ Joseph D. Keegan Joseph D. Keegan	Director

/s/ Robert J. Messey Robert J. Messey	Director

Signature	Title(s)

/s/ Fred A. Middleton Fred A. Middleton	Director

/s/ Eric N. Prystowsky Eric N. Prystowsky	Director

/s/ Euan S. Thompson Euan S. Thomson	Director